Exhibit 99

Colgate Announces 3rd Quarter 2021 Results

NEW YORK--(BUSINESS WIRE)--October 29, 2021--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 6.5%, Organic sales* increased 4.5%
  On a GAAP basis, EPS declined 7% to $0.75; On a Base Business basis, EPS* grew 3% to $0.81
  GAAP Gross profit margin and Base Business Gross profit margin* decreased 180 basis points to 59.4%
  Net cash provided by operations was $2,219 million for the first nine months of 2021
  Colgate’s leadership in toothpaste continued with its global market share at 39.5% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.0% year to date
  The Company confirmed its financial guidance for full year 2021

Third Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2021	2020	Change
Net Sales	$4,414	$4,153	+6.5%
EPS (diluted)	$0.75	$0.81	-7%

Third Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2021	2020	Change
Organic Sales Growth			+4.5%
Base Business EPS (diluted)	$0.81	$0.79	+3%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for third quarter 2021. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the third quarter results, “We are pleased to have delivered another quarter of organic sales growth at the high end of our targeted range of 3% to 5% despite a difficult comparison in the year ago period and the impact of restricted mobility and supply chain disruptions due to COVID-19. Net sales increased 6.5% and organic sales grew 4.5% driven by both volume growth and higher pricing.

“Net income and earnings per share both increased on a Base Business basis, despite significant increases in raw material and logistics costs. We expect the difficult cost environment to continue for the next several quarters and we remain sharply focused on our funding the growth and revenue growth management initiatives, including additional pricing.

“We are encouraged by our performance this quarter, but as we look around the world, there is still much uncertainty stemming from the COVID-19 pandemic, supply chain disruptions and volatility in consumer demand and currencies. In this difficult environment, we remain committed to executing our plans with focus and agility and believe we have the right strategies in place to continue to deliver sustainable, profitable growth over the long term.”

Full Year 2021 Guidance

Based on current spot rates:

  The Company expects net sales to be up 4% to 7% including a low-single-digit benefit from foreign exchange.
  The Company expects organic sales to be up within its long-term targeted range of 3% to 5%.
  On a GAAP basis, the Company expects a decline in gross profit margin, increased advertising investment and earnings-per-share growth at the lower end of its low to mid-single-digit range.
  On a non-GAAP (Base Business) basis, the Company expects a decline in gross profit margin, increased advertising investment and earnings-per-share growth at the lower end of its mid to high-single-digit range.

Divisional Performance

The following are comments about divisional performance for third quarter 2021 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Third Quarter Sales Growth By Division (% change 3Q 2021 vs. 3Q 2020)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+1.0%	+0.5%	—%	—%	+0.5%	+0.5%
Latin America	+11.0%	+8.0%	+2.5%	+2.5%	+5.5%	+3.0%
Europe	+1.0%	-1.0%	-1.0%	-1.0%	—%	+2.0%
Asia Pacific	+1.0%	-0.5%	-1.0%	-1.0%	+0.5%	+1.5%
Africa/Eurasia	+1.0%	-1.0%	-4.5%	-4.5%	+3.5%	+2.0%
Hill's	+20.0%	+19.0%	+11.0%	+11.0%	+8.0%	+1.0%

Total Company	+6.5%	+4.5%	+1.5%	+1.5%	+3.0%	+2.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Third Quarter Operating Profit By Division ($ in millions)
	3Q 2021	% Change vs 3Q 2020	% to Net Sales	Change in basis points vs 3Q 2020 % to Net Sales
North America	$183	-24%	19.7%	-650
Latin America	$248	-1%	26.6%	-330
Europe	$178	5%	24.8%	+110
Asia Pacific	$215	-3%	29.4%	-130
Africa/Eurasia	$44	-28%	17.1%	-680
Hill's	$233	19%	27.6%	-20

Total Company, As Reported	$967	-5%	21.9%	-260
Total Company, Base Business*	$967	-3%	21.9%	-220

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (21% of Company Sales)

  Organic sales growth in oral care was partially offset by organic sales declines in personal care and home care, as consumer demand in certain categories that had benefited from COVID-19 related demand declined year-over-year.
  In the United States, Colgate's share of the toothpaste market is 34.3% year to date and its share of the manual toothbrush market is 39.3% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, higher overhead expenses, driven by higher logistics costs, and increased advertising investment, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Latin America (21% of Company Sales)

  Organic sales growth was led by Mexico, Brazil, Colombia and Argentina.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing and decreased advertising investment.

Europe (16% of Company Sales)

  Organic sales declines in the Filorga duty-free business and France were partially offset by organic sales growth in the United Kingdom and Germany.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, decreased advertising investment and lower overhead expenses, partially offset by significantly higher raw and packaging material costs.

Asia Pacific (17% of Company Sales)

  Organic sales declines in the Greater China region and Australia were partially offset by organic sales growth in India.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, higher overhead expenses, primarily driven by higher logistics costs, and increased advertising investment, partially offset by cost savings from the Company's funding-the-growth initiatives and higher pricing.

Africa/Eurasia (6% of Company Sales)

  Organic sales declines in the North Africa/Middle East region and South Africa were partially offset by organic sales growth in Turkiye and the Eurasia region.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and higher overhead expenses, primarily driven by higher logistics costs, partially offset by cost savings from the Company’s funding-the-growth initiatives, higher pricing and decreased advertising investment.

Hill's Pet Nutrition (19% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and increased advertising investment, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding third quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, the Company sells its products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA Skin, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting environmental sustainability and community well-being, including its achievements in saving water, reducing waste, promoting recyclability and improving children’s oral health through its Bright Smiles, Bright Futures program, which has reached more than 1.3 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, a loss on the early extinguishment of debt, a value-added tax matter in Brazil, benefits resulting from the Global Growth and Efficiency Program, acquisition-related costs and a benefit related to a reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and nine months ended September 30, 2021 versus 2020 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain acquisitions, divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and nine months ended September 30, 2021 and 2020 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the nine months ended September 30, 2021 and 2020 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for third quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$4,414	$4,153

Cost of sales	1,791	1,613

Gross profit	2,623	2,540

Gross profit margin	59.4%	61.2%

Selling, general and administrative expenses	1,636	1,518

Other (income) expense, net	20	4

Operating profit	967	1,018

Operating profit margin	21.9%	24.5%

Non-service related postretirement costs	16	15

Interest (income) expense, net	98	36

Income before income taxes	853	967

Provision for income taxes	172	222

Effective tax rate	20.2%	23.0%

Net income including noncontrolling interests	681	745

Less: Net income attributable to noncontrolling interests	47	47

Net income attributable to Colgate-Palmolive Company	$634	$698

Earnings per common share
Basic	$0.75	$0.81
Diluted	$0.75	$0.81

Supplemental Income Statement Information
Average common shares outstanding
Basic	843.6	859.0
Diluted	846.4	861.8

Advertising	$503	$476

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Nine Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2021	2020

Net sales	$13,018	$12,147

Cost of sales	5,202	4,773

Gross profit	7,816	7,374

Gross profit margin	60.0%	60.7%

Selling, general and administrative expenses	4,809	4,386

Other (income) expense, net	40	72

Operating profit	2,967	2,916

Operating profit margin	22.8%	24.0%

Non-service related postretirement costs	52	56

Interest (income) expense, net	152	107

Income before income taxes	2,763	2,753

Provision for income taxes	613	585

Effective tax rate	22.2%	21.2%

Net income including noncontrolling interests	2,150	2,168

Less: Net income attributable to noncontrolling interests	132	120

Net income attributable to Colgate-Palmolive Company	$2,018	$2,048

Earnings per common share
Basic(1)	$2.39	$2.39
Diluted(1)	$2.38	$2.38

Supplemental Income Statement Information
Average common shares outstanding
Basic	845.9	857.7
Diluted	849.0	859.5

Advertising	$1,532	$1,399

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of September 30, 2021, December 31, 2020 and September 30, 2020

(Dollars in Millions) (Unaudited)

	September 30,	December 31,	September 30,
	2021	2020	2020
Cash and cash equivalents	$958	$888	$989
Receivables, net	1,424	1,264	1,292
Inventories	1,670	1,673	1,578
Other current assets	618	513	508
Property, plant and equipment, net	3,633	3,716	3,506
Goodwill	3,685	3,824	3,711
Other intangible assets, net	2,719	2,894	2,838
Other assets	1,173	1,148	1,044
Total assets	$15,880	$15,920	$15,466

Total debt	$7,696	$7,601	$7,236
Other current liabilities	4,267	4,137	4,216
Other non-current liabilities	2,890	3,081	2,941
Total liabilities	14,853	14,819	14,393
Total Colgate-Palmolive Company shareholders’ equity	591	743	653
Noncontrolling interests	436	358	420
Total liabilities and equity	$15,880	$15,920	$15,466

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,638	$6,676	$6,167
Working capital % of sales	(3.8)%	(4.4)%	(5.7)%
Note: (1) Marketable securities of $100, $37 and $80 as of September 30, 2021, December 31, 2020 and September 30, 2020, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2021 and 2020

(Dollars in Millions) (Unaudited)

	2021	2020
Operating Activities
Net income including noncontrolling interests	$2,150	$2,168
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	414	400
Restructuring and termination benefits, net of cash	(19)	(66)
Stock-based compensation expense	107	85
Loss on early extinguishment of debt	75	—
Deferred income taxes	(146)	(124)
Cash effects of changes in:
Receivables	(198)	62
Inventories	(37)	(214)
Accounts payable and other accruals	(107)	468
Other non-current assets and liabilities	(20)	(23)
Net cash provided by (used in) operations	2,219	2,756

Investing Activities
Capital expenditures	(374)	(249)
Purchases of marketable securities and investments	(118)	(109)
Proceeds from sale of marketable securities and investments	55	42
Payment for acquisitions, net of cash acquired	—	(352)
Other investing activities	(25)	—
Net cash provided by (used in) investing activities	(462)	(668)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	205	(796)
Principal payments on debt	(118)	(7)
Proceeds from issuance of debt	119	—
Dividends paid	(1,183)	(1,162)
Purchases of treasury shares	(964)	(578)
Proceeds from exercise of stock options	282	640
Purchase of non-controlling interest in subsidiaries	—	(99)
Other	(9)	34
Net cash provided by (used in) financing activities	(1,668)	(1,968)

Effect of exchange rate changes on Cash and cash equivalents	(19)	(14)
Net increase (decrease) in Cash and cash equivalents	70	106
Cash and cash equivalents at beginning of the period	888	883
Cash and cash equivalents at end of the period	$958	$989

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,219	$2,756
Less: Capital expenditures	(374)	(249)
Free cash flow before dividends	$1,845	$2,507

Income taxes paid	$742	$606

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Nine Months Ended September 30, 2021 and 2020

(Dollars in Millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Sales
Oral, Personal and Home Care

North America	$931	$923	$2,765	$2,801
Latin America	931	837	2,745	2,531
Europe	718	712	2,144	2,004
Asia Pacific	731	722	2,142	1,980
Africa/Eurasia	258	255	796	736

Total Oral, Personal and Home Care	3,569	3,449	10,592	10,052

Pet Nutrition	845	704	2,426	2,095

Total Net Sales	$4,414	$4,153	$13,018	$12,147

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Profit
Oral, Personal and Home Care

North America	$183	$242	$585	$753
Latin America	248	250	774	728
Europe	178	169	524	482
Asia Pacific	215	222	639	559
Africa/Eurasia	44	61	153	174

Total Oral, Personal and Home Care	868	944	2,675	2,696

Pet Nutrition	233	196	661	588
Corporate(1)	(134)	(122)	(369)	(368)

Total Operating Profit	$967	$1,018	$2,967	$2,916

Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the nine months ended September 30, 2021 included a benefit related to a value-added tax matter in Brazil of $26. Corporate Operating profit (loss) for the nine months ended September 30, 2020 included a charge for acquisition-related costs of $6 and benefits of $16 resulting from the Global Growth and Efficiency Program.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended September 30, 2021 vs. 2020

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	6.5%	4.5%	1.5%	1.5%	3.0%	2.0%

North America	1.0%	0.5%	—%	—%	0.5%	0.5%

Latin America	11.0%	8.0%	2.5%	2.5%	5.5%	3.0%

Europe	1.0%	(1.0)%	(1.0)%	(1.0)%	—%	2.0%

Asia Pacific	1.0%	(0.5)%	(1.0)%	(1.0)%	0.5%	1.5%

Africa/Eurasia	1.0%	(1.0)%	(4.5)%	(4.5)%	3.5%	2.0%

Total CP Products	3.5%	1.5%	—%	—%	1.5%	2.0%

Hill’s	20.0%	19.0%	11.0%	11.0%	8.0%	1.0%

Emerging Markets(1)	6.5%	4.0%	0.5%	0.5%	3.5%	2.5%

Developed Markets	6.0%	5.0%	2.5%	2.5%	2.5%	1.0%
Note: (1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Nine Months Ended September 30, 2021 and 2020

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company	7.0%	5.0%	1.5%	1.5%	3.5%	2.0%

North America	(1.5)%	(2.0)%	(5.0)%	(5.0)%	3.0%	0.5%

Latin America	8.5%	8.5%	2.0%	2.0%	6.5%	—%

Europe	7.0%	0.5%	0.5%	0.5%	—%	6.5%

Asia Pacific	8.0%	3.5%	4.0%	4.0%	(0.5)%	4.5%

Africa/Eurasia	8.0%	8.0%	3.0%	3.0%	5.0%	—%

Total CP Products	5.5%	3.0%	—%	—%	3.0%	2.5%

Hill’s	16.0%	13.5%	8.0%	8.0%	5.5%	2.5%

Emerging Markets(1)	9.0%	7.5%	3.5%	3.5%	4.0%	1.5%

Developed Markets	6.0%	3.0%	0.5%	0.5%	2.5%	3.0%
Note: (1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses				2021	2020
Selling, general and administrative expenses, GAAP				$1,636	$1,518
Global Growth and Efficiency Program				—	3
Selling, general and administrative expenses, non-GAAP				$1,636	$1,521

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$20	$4
Global Growth and Efficiency Program				—	13
Other (income) expense, net, non-GAAP				$20	$17

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$967	$1,018	(5)%
Global Growth and Efficiency Program				—	(16)
Operating profit, non-GAAP				$967	$1,002	(3)%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				21.9%	24.5%	(260)
Global Growth and Efficiency Program				—%	(0.4)%
Operating profit margin, non-GAAP				21.9%	24.1%	(220)

Interest (Income) Expense, Net				2021	2020
Interest (income) expense, net, GAAP				$98	$36
Loss on early extinguishment of debt				(75)	—
Interest (income) expense, net, non-GAAP				$23	$36

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

2021
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$853	$172	$681	$634	20.2%	$0.75
Loss on early extinguishment of debt	75	20	55	55	0.5%	0.06
Non-GAAP	$928	$192	$736	$689	20.7%	$0.81

2020
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$967	$222	$745	$698	23.0%	$0.81
Global Growth and Efficiency Program	(16)	(3)	(13)	(13)	—%	(0.02)
Non-GAAP	$951	$219	$732	$685	23.0%	$0.79

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit				2021	2020
Gross profit, GAAP				$7,816	$7,374
Acquisition-related costs				—	4
Gross profit, non-GAAP				$7,816	$7,378

Selling, General and Administrative Expenses				2021	2020
Selling, general and administrative expenses, GAAP				$4,809	$4,386
Global Growth and Efficiency Program				—	3
Selling, general and administrative expenses, non-GAAP				$4,809	$4,389

Other (Income) Expense, Net				2021	2020
Other (income) expense, net, GAAP				$40	$72
Value-added tax matter in Brazil				26	—
Global Growth and Efficiency Program				—	13
Acquisition-related costs				—	(2)
Other (income) expense, net, non-GAAP				$66	$83

Operating Profit				2021	2020	% Change
Operating profit, GAAP				$2,967	$2,916	2%
Value-added tax matter in Brazil				(26)	—
Global Growth and Efficiency Program				—	(16)
Acquisition-related costs				—	6
Operating profit, non-GAAP				$2,941	$2,906	1%

						Basis Point
Operating Profit Margin				2021	2020	Change
Operating profit margin, GAAP				22.8%	24.0%	(120)
Value-added tax matter in Brazil				(0.2)%	—%
Global Growth and Efficiency Program				—%	(0.1)%
Operating profit margin, non-GAAP				22.6%	23.9%	(130)

Interest (Income) Expense, Net				2021	2020
Interest (income) expense, net, GAAP				$152	$107
Loss on early extinguishment of debt				(75)	—
Interest (income) expense, net, non-GAAP				$77	$107

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Nine Months Ended September 30, 2021 and 2020

(Dollars in Millions Except Per Share Amounts) (Unaudited)

2021
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,763	$613	$2,150	$2,018	22.2%	$2.38
Loss on early extinguishment of debt	75	20	55	55	0.1%	0.06
Value-added tax matter in Brazil	(26)	(6)	(20)	(20)	—%	(0.02)
Non-GAAP	$2,812	$627	$2,185	$2,053	22.3%	$2.42

2020
Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$2,753	$585	$2,168	$2,048	21.2%	$2.38
Global Growth and Efficiency Program	(16)	(3)	(13)	(13)	—%	(0.02)
Subsidiary and operating structure initiatives	—	71	(71)	(71)	2.7%	(0.08)
Acquisition-related costs	6	2	4	4	—%	0.01
Non-GAAP	$2,743	$655	$2,088	$1,968	23.9%	$2.29

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653
Hope Spiller 212-310-2291